EXHIBIT 5.1

Legal Opinion of Boylan, Brown, Code, Vigdor & Wilson, LLP

November 28, 2006

Xethanol Corporation
1185 Avenue of the Americas, 20th Floor
New York, New York 10036

Dear Sirs:

We are acting as special counsel to Xethanol Corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale by certain selling stockholders of the Company of an aggregate of 9,314,216 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), on a Registration Statement on Form SB-2 as amended by Amendment No. 1 and Amendment No. 2 thereto (the “Registration Statement”). The Shares consist of (a) 6,697,827 shares of Common Stock currently issued and outstanding (the “Outstanding Shares”), (b) 2,009,451 shares of Common Stock issuable upon the exercise of Series A Warrants and Series B Warrants (“Investor Warrants”) issued to the purchasers of the Outstanding Shares and (c) 606,938 shares of Common Stock issuable upon the exercise of Series A Warrants (“Placement Agent Warrants”) issued to certain placement agents in connection with the private placement of the Outstanding Shares and the Investor Warrants. The Investor Warrants and the Placement Agent Warrants are, collectively, the “Warrants” and the shares of Common Stock issuable upon exercise thereof are the “Warrant Shares”.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act, in connection with the Company’s filing of the Registration Statement with the U.S. Securities and Exchange Commission on November 28, 2006 and for no other purpose.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof. As to various questions of fact relevant to this opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Our opinion herein is based solely upon the Delaware General Corporation Law, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Based upon the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, we are of the opinion that:

(i) The Outstanding Shares have been duly authorized and are legally issued, fully paid and non-assessable; and

(ii) The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Very truly yours,

BOYLAN, BROWN,
CODE, VIGDOR & WILSON, LLP